KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                          47, Avenue Hoche
   FAX (212) 715-8000                                             75008 Paris
                                                                    France


                                             August 3, 2000


Stralem Fund
405 Park Avenue
New York, New York  10022

      Re:   Stralem Fund
            Post-Effective Amendment No. 44
            File No. 2-34277, ICA No. 811-1920
            ----------------------------------

Gentlemen:


            We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 44 to Registration Statement No. 2-34277 on Form N-1A. We also consent to the incorporation in this Amendment No. 44 of our opinion dated April 29, 1999, by reference to Post-Effective Amendment to the Registration Statement on Form N-1A filed on April 29, 1999.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP